Exhibit 1

                                    AGREEMENT

     AGREEMENT, dated as of June 12, 2002, by and among Martin G. Carver, Roy J. Carver, Jr., Carver Partners LP and Carver Management Company LLC.

     WHEREAS, pursuant to paragraph (k) of Rule 13d-1 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the parties hereto have decided to satisfy their filing obligations under Section 13(d) of the 1934 Act by making a single joint filing.

     NOW, THEREFORE, the undersigned hereby agree as follows:

     1. The Schedule 13D with respect to the common stock, par value $1.00 per share, of Bandag, Incorporated, to which this agreement is attached as Exhibit 1, is filed on behalf of Martin G. Carver, Roy J. Carver, Jr., Carver Partners LP and Carver Management Company LLC.

     2. Each of Martin G. Carver, Roy J. Carver, Jr., Carver Partners LP and Carver Management Company LLC is responsible for the completeness and accuracy of the information concerning such person contained therein; provided, that no person is responsible for the completeness or accuracy of the information concerning any other person making such filing.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                 CARVER PARTNERS LP

                                 By:  Carver Management Company LLC, as its
                                      General Partner

                                 By:  /s/ Martin G. Carver
                                      ------------------------------------------
                                      Martin G. Carver, Manager

                                 By:  /s/ Roy J. Carver, Jr.
                                      ------------------------------------------
                                      Roy J. Carver, Jr., Manager


                                 CARVER MANAGEMENT COMPANY LLC

                                 By:  /s/ Martin G. Carver
                                      ------------------------------------------
                                      Martin G. Carver, Manager

                                 By:  /s/ Roy J. Carver, Jr.
                                      ------------------------------------------
                                      Roy J. Carver, Jr., Manager

                                 /s/ Martin G. Carver
                                 -----------------------------------------------
                                 Martin G. Carver

                                 /s/ Roy J. Carver, Jr.
                                 -----------------------------------------------
                                 Roy J. Carver, Jr.